UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 10, 2018
COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-35592
(Commission File Number)
20-0004161
(IRS Employer Identification No.)
Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)
(604) 320-3344
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01  Entry into a Material Definitive Agreement

On October 10, 2018, our company entered into a loan agreement (the “Loan Agreement”) with Wesley Clover International Corporation and KMB Trac Two Holdings Ltd. (collectively, the “Lenders”), pursuant to which the Lenders will loan to our company an aggregate principal amount of up to US$3,000,000. Wesley Clover International Corporation owns approximately 25.4% of our common shares and is controlled by the Chairman of our company, Terence Matthews and KMB Trac Two Holdings Ltd. owns approximately 17.6% of our common shares and is represented by Steven Bruk, a director of our company.
Pursuant to the terms of the Loan Agreement, the loan is unsecured and will be made available in multiple advances at the discretion of our company and will bear interest at a rate of 8% per year, payable monthly. The outstanding principal and any accrued interest may be prepaid without penalty and is to be fully repaid on the second anniversary of the first advance. The loan is intended to be used for general working capital purposes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item.
Item 8.01 Other Events

A copy of our press release dated October 11, 2018 is furnished herewith.
Item 9.01  Financial Statements and Exhibits.
d. Exhibits

Exhibit Number	Description
10.1	Loan Agreement between Wesley Clover International Corporation, KMB Trac Two Holdings Ltd. and CounterPath Corporation dated October 10, 2018
99.1	News release dated October 11, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COUNTERPATH CORPORATION
By:  /s/ David Karp
David Karp
Interim Chief Executive Officer and
Chief Financial Officer
Dated:  October 12, 2018

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